Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8230

The RMR Group Inc. Announces Second Quarter Fiscal 2020 Results
Management Services Revenues of $43.3 Million, a 1.7% Increase from the Second Quarter Last Year
Net Income Attributable to The RMR Group Inc. of $0.39 Per Diluted Share and Adjusted Net Income Attributable to The RMR Group Inc. of $0.46 Per Diluted Share
_____________________________________________________________________________
Newton, MA (May 11, 2020). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended March 31, 2020.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the second quarter fiscal 2020 results:
“The market disruptions resulting from the COVID-19 pandemic have led to share price declines for our Managed Equity REITs, which have significantly reduced our fee-paying assets under management beginning in the latter part of our second fiscal quarter. Despite these share price declines, management services revenues increased year over year by 1.7% and we generated net income of $14.9 million, Adjusted EBITDA of $23.9 million, Operating Margin of 40.6% and Adjusted EBITDA Margin of 51.3% this quarter.
While it remains to be seen how the pandemic and its impacts on the economy will evolve over the remainder of the year, we believe that our Client Companies have ample resources to navigate the challenges impacting their respective sectors. I remain impressed with the dedication of our workforce, and find that in unique times like these, the experience and depth of our leadership team is critical to navigating both our Client Companies’ recovery and subsequent growth.
We continue to believe RMR is in a strong position to weather the current economic disruption due to our long-term evergreen contracts and our scalable platform. We believe our dividend is secure and our balance sheet remains strong with $377.4 million of cash and no debt, providing us the continued ability to assess strategic opportunities for future growth.”
Second Quarter Fiscal 2020 Highlights:

•
As of March 31, 2020, The RMR Group LLC had $32.0 billion of gross assets under management compared to gross assets under management of $30.0 billion as of March 31, 2019. Fee paying assets under management was $20.2 billion on March 31, 2020 compared to $24.2 billion on March 31, 2019.

•	Total management and advisory services revenues for the quarter ended March 31, 2020 were $44.1 million, compared to $43.4 million for the quarter ended March 31, 2019.

•	The RMR Group Inc. earned management services revenues from the following sources (dollars in thousands):

	Three Months Ended March 31,
	2020		2019
Managed Equity REITs (1)	$35,707	82.4%	$35,194	82.6%
Managed Operators (2)	6,297	14.6%	6,144	14.4%
Other	1,317	3.0%	1,262	3.0%
Total	$43,321	100.0%	$42,600	100.0%

(1)
Managed Equity REITs for the periods presented includes: Diversified Healthcare Trust (DHC), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI) and Service Properties Trust (SVC).

(2)	Managed Operators collectively refers to: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).

•
For the three months ended March 31, 2020, net income was $14.9 million and net income attributable to The RMR Group Inc. was $6.5 million, or $0.39 per diluted share, compared to net income of $18.7 million and net income attributable to The RMR Group Inc. of $8.2 million, or $0.50 per diluted share, for the three months ended March 31, 2019.

•
For the three months ended March 31, 2020, adjusted net income attributable to The RMR Group Inc. was $7.6 million, or $0.46 per diluted share, compared to $8.1 million, or $0.50 per diluted share, for the three months ended March 31, 2019. The adjustments to net income attributable to The RMR Group Inc. this quarter included $0.8 million, or $0.05 per diluted share, of unrealized losses on an equity method investment accounted for under the fair value option, $0.1 million, or $0.01 per diluted share, of separation costs, and $0.1 million, or $0.01 per diluted share, of transaction and acquisition related costs.

•
For the three months ended March 31, 2020, Adjusted EBITDA was $23.9 million, Operating Margin was 40.6% and Adjusted EBITDA Margin was 51.3%, compared to Adjusted EBITDA of $24.7 million, Operating Margin of 43.2% and Adjusted EBITDA Margin of 54.1% for the three months ended March 31, 2019.

•	As of March 31, 2020, The RMR Group Inc. had $377.4 million in cash and cash equivalents with no outstanding debt obligations.
Reconciliations to GAAP:
Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. is net income attributable to The RMR Group Inc., the GAAP financial measure that is most directly comparable to EBITDA and Adjusted EBITDA is net income, while the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Operating Margin, which represents operating income divided by total management and advisory services revenues. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., and of net income to EBITDA and Adjusted EBITDA as well as calculations of Operating Margin and Adjusted EBITDA Margin for each of the three months ended March 31, 2020 and 2019 are presented later in this press release.

Assets Under Management:
The calculation of gross assets under management, or gross AUM, primarily includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and ABP Trust, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company (until its dissolution on February 13, 2020) and the RMR Office Property Fund LP, the managed assets of RMR Real Estate Income Fund and the equity of Tremont Mortgage Trust. This calculation of gross AUM may include amounts that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements.
The calculation of fee paying assets under management, or fee paying AUM, refers to the fact that base business management fees payable to The RMR Group LLC by the Managed Equity REITs are calculated monthly based upon the lower of the average historical cost of each entity's real estate assets and its average market capitalization. Management fees payable to The RMR Group LLC by other client companies are generally calculated as a percentage of revenues earned, average daily managed assets, equity, net asset value or total premiums paid under active insurance policies in accordance with the applicable management agreement.
All references in this press release to assets under management on, or as of, a date are calculated at a point in time.
For additional information on the calculation of assets under management for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K for the fiscal year ending September 30, 2019, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal second quarter ended March 31, 2020 financial results.
The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Monday, May 18, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10141265.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal second quarter ended March 31, 2020 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.
About The RMR Group Inc.
The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset manager that primarily provides management services to publicly traded REITs and real estate operating companies. As of March 31, 2020, The RMR Group LLC had $32.0 billion of assets under management, including over

2,100 properties, and employed over 600 real estate professionals in more than 30 offices throughout the United States; and the companies managed by The RMR Group LLC collectively had nearly 50,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Revenues:
Management services (1)	$43,321	$42,600	$90,596	$90,088
Incentive business management fees	—	—	—	120,094
Advisory services	780	761	1,627	1,543
Total management and advisory services revenues	44,101	43,361	92,223	211,725
Reimbursable compensation and benefits	12,533	13,412	26,328	27,285
Other client company reimbursable expenses	84,227	73,323	182,202	171,399
Total reimbursable costs	96,760	86,735	208,530	198,684
Total revenues	140,861	130,096	300,753	410,409

Expenses:
Compensation and benefits	30,122	28,981	60,319	56,993
Equity based compensation (2)	302	1,204	1,884	3,015
Separation costs	385	414	645	6,811
Total compensation and benefits expense	30,809	30,599	62,848	66,819
General and administrative	7,297	7,122	14,343	14,442
Other client company reimbursable expenses	84,227	73,323	182,202	171,399
Transaction and acquisition related costs	373	47	1,169	231
Depreciation and amortization	246	257	502	512
Total expenses	122,952	111,348	261,064	253,403
Operating income	17,909	18,748	39,689	157,006
Interest and other income	1,500	2,468	3,375	3,994
Equity in earnings of investees	324	109	579	144
Unrealized (loss) gain on equity method investment accounted for under the fair value option	(2,200)	522	(762)	(2,247)
Income before income tax expense	17,533	21,847	42,881	158,897
Income tax expense	(2,612)	(3,139)	(6,336)	(22,109)
Net income	14,921	18,708	36,545	136,788
Net income attributable to noncontrolling interest	(8,453)	(10,540)	(20,628)	(76,411)
Net income attributable to The RMR Group Inc.	$6,468	$8,168	$15,917	$60,377

Weighted average common shares outstanding - basic	16,186	16,120	16,181	16,120
Weighted average common shares outstanding - diluted (3)	31,186	16,147	31,181	16,140

Net income attributable to The RMR Group Inc. per common share - basic	$0.40	$0.50	$0.98	$3.72
Net income attributable to The RMR Group Inc. per common share - diluted (3)	$0.39	$0.50	$0.96	$3.72

See Notes beginning on page 6.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income
(dollars in thousands, except per share amounts)
(unaudited)

(1)
Includes business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of March 31, 2020 and 2019, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization (a)
		As of March 31,
REIT	Primary Strategy	2020	2019
DHC	Medical office and life science properties, senior living communities and wellness centers	$4,444,325	$6,568,729
ILPT	Industrial and logistics properties	2,514,092	1,828,674
OPI	Office properties primarily leased to single tenants, including the government	3,566,743	4,383,569
SVC	Hotels and net lease service and necessity-based retail properties	7,095,656	8,517,461
		$17,620,816	$21,298,433

(a)
The basis on which base business management fees are calculated for the three months ended March 31, 2020 and 2019 may differ from the basis at the end of the periods presented in the table above. As of March 31, 2020, the market capitalization was lower than the historical costs of assets under management for all of the Managed Equity REITs. The historical costs of assets under management for DHC, ILPT, OPI and SVC as of March 31, 2020, were $8,537,224, $2,611,243, $5,714,691 and $12,474,696, respectively.

(2)
Equity based compensation expense for the three months ended March 31, 2020 consists of $592 related to shares granted by The RMR Group Inc. to certain of its officers and employees and income of $(290) related to Client Companies' shares granted to certain of The RMR Group Inc.’s officers and employees.

Equity based compensation related to shares granted by Client Companies is based on the fair value as of the grant date for those shares that have vested, with subsequent changes in the fair value of the unvested grants being recognized over the requisite service periods. During the three months ended March 31, 2020, prior period equity compensation expense for unvested shares was reversed as a result of Client Company share price declines from December 31, 2019 to March 31, 2020.
Expense related to shares granted by The RMR Group Inc. is based on the market value on the date of grant, with the aggregate value of the shares granted amortized over the applicable vesting period. Shares issued each September vest in five equal, consecutive annual installments, with the first installment vesting on the date of grant. As of March 31, 2020, The RMR Group Inc. had 116,510 unvested shares outstanding which are scheduled to vest as follows:

	Number of	Weighted Average
Year	Shares Vesting	Grant Date Fair Value
2020	42,310	$57.05
2021	34,040	$61.72
2022	25,080	$65.53
2023	15,080	$45.99

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

(3)
The RMR Group Inc. calculates earnings per share, or EPS, using the two-class method. As such, earnings attributable to unvested participating shares are excluded from earnings before calculating per share amounts. In addition, diluted EPS includes the assumed issuance of Class A Common Shares pursuant to The RMR Group Inc.’s equity compensation plan and the issuance of Class A Common Shares related to the assumed redemption of the noncontrolling interest’s 15,000 Class A Units using the if-converted method. The calculation of basic and diluted EPS is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Numerators:
Net income attributable to The RMR Group Inc.	$6,468	$8,168	$15,917	$60,377
Income attributable to unvested participating securities	(47)	(55)	(119)	(409)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	6,421	8,113	15,798	59,968
Effect of dilutive securities:
Add back: net income attributable to noncontrolling interest	8,453	—	20,628	—
Add back: income tax expense	2,612	—	6,336	—
Income tax expense at enacted tax rates assuming redemption of noncontrolling interest’s Class A Units for Class A Common Shares	(5,317)	—	(12,858)	—
Net income attributable to The RMR Group Inc. used in calculating diluted EPS	$12,169	$8,113	$29,904	$59,968

Denominators:
Weighted average common shares outstanding - basic	16,186	16,120	16,181	16,120
Effect of dilutive securities:
Assumed redemption of noncontrolling interest’s Class A Units for Class A Common Shares (a)	15,000	—	15,000	—
Incremental unvested shares	—	27	—	20
Weighted average common shares outstanding - diluted	31,186	16,147	31,181	16,140

Net income attributable to The RMR Group Inc. per common share - basic	$0.40	$0.50	$0.98	$3.72
Net income attributable to The RMR Group Inc. per common share - diluted	$0.39	$0.50	$0.96	$3.72

(a)	The assumed redemption of the noncontrolling interest’s Class A Units for Class A Common Shares was antidilutive for the three and six months ended March 31, 2019.

The RMR Group Inc.
Reconciliation of Adjusted Net Income Attributable to The RMR Group Inc. from
Net Income Attributable to The RMR Group Inc.
(dollars in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the reconciliations below and information regarding certain individually significant items occurring or impacting its financial results for the three months ended March 31, 2020 and 2019 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income.

	Three Months Ended March 31, 2020
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$6,468	$0.39
Unrealized loss on equity method investment accounted for under the fair value option (1)	818	0.05
Separation costs (2)	144	0.01
Transaction and acquisition related costs (3)	138	0.01
Adjusted net income attributable to The RMR Group Inc.	$7,568	$0.46

(1)
Includes $2,200 in unrealized losses on The RMR Group Inc.’s investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.9%.

(2)	Includes $385 of separation costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.9%.

(3)	Includes $373 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.9%.

	Three Months Ended March 31, 2019
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$8,168	$0.50
Separation costs (1)	156	0.01
Unrealized gain on equity method investment accounted for under the fair value option (2)	(196)	(0.01)
Transaction and acquisition related costs (3)	17	—
Adjusted net income attributable to The RMR Group Inc.	$8,145	$0.50

(1)	Includes $414 of separation costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.4%.

(2)
Includes $522 in unrealized gains on The RMR Group Inc.’s investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.4%.

(3)	Includes $47 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.4%.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Operating Margin and Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$14,921	$18,708	$36,545	$136,788
Plus: income tax expense	2,612	3,139	6,336	22,109
Plus: depreciation and amortization	246	257	502	512
EBITDA	17,779	22,104	43,383	159,409
Plus: other asset amortization	2,354	2,354	4,708	4,708
Plus: operating expenses paid in the form of The RMR Group Inc.'s common shares	1,061	448	1,695	943
Plus: separation costs	385	414	645	6,811
Plus: transaction and acquisition related costs	373	47	1,169	231
Plus: straight line office rent	37	—	72	—
Plus: unrealized loss (gain) on equity method investment accounted for under the fair value option	2,200	(522)	762	2,247
Less: equity in earnings of investees	(324)	(109)	(579)	(144)
Less: incentive business management fees earned	—	—	—	(120,094)
Certain other net adjustments	(13)	(4)	(13)	(4)
Adjusted EBITDA	$23,852	$24,732	$51,842	$54,107

Calculation of Operating Margin:
Total management and advisory services revenues	$44,101	$43,361	$92,223	$211,725
Operating income	$17,909	$18,748	$39,689	$157,006
Operating Margin	40.6%	43.2%	43.0%	74.2%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any incentive business management fees) (2)	$46,455	$45,715	$96,931	$96,339
Adjusted EBITDA	$23,852	$24,732	$51,842	$54,107
Adjusted EBITDA Margin	51.3%	54.1%	53.5%	56.2%

(1)
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc., operating income and operating margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc., operating income or operating margin as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. Other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended March 31, 2020 and 2019, or $4,708 for each of the six months ended March 31, 2020 and 2019, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $120,094 that The RMR Group Inc. recognized under GAAP during the three months ended December 31, 2018, which were earned for the calendar year 2018.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	September 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$377,362	$358,448
Due from related parties	74,150	93,521
Prepaid and other current assets	5,046	5,848
Total current assets	456,558	457,817

Property and equipment, net	2,200	2,383
Due from related parties, net of current portion	4,978	9,238
Equity method investment	6,532	6,658
Equity method investment accounted for under the fair value option	2,920	3,682
Goodwill	1,859	1,859
Intangible assets, net of amortization	300	323
Operating lease right of use assets	36,878	—
Deferred tax asset	25,264	25,729
Other assets, net of amortization	148,435	153,143
Total assets	$685,924	$660,832

Liabilities and Equity
Current liabilities:
Other client company reimbursable expenses	$50,577	$65,909
Accounts payable and accrued expenses	22,074	20,266
Operating lease liabilities	4,302	—
Employer compensation liability	1,665	4,814
Total current liabilities	78,618	90,989

Deferred rent payable, net of current portion	—	1,620
Operating lease liabilities, net of current portion	34,268	—
Amounts due pursuant to tax receivable agreement, net of current portion	29,950	29,950
Employer compensation liability, net of current portion	4,978	9,238
Total liabilities	147,814	131,797

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,314,479 and 15,302,710 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	105,265	103,360
Retained earnings	273,374	257,457
Cumulative common distributions	(84,583)	(72,194)
Total shareholders’ equity	294,087	288,654
Noncontrolling interest	244,023	240,381
Total equity	538,110	529,035
Total liabilities and equity	$685,924	$660,832

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:

•
Mr. Portnoy states that, despite the challenges posed by recent market disruptions, management services revenues increased year over year by 1.7% and The RMR Group Inc. generated net income of $14.9 million, Adjusted EBITDA of $23.9 million, Operating Margin of 40.6% and Adjusted EBITDA Margin of 51.3% this quarter. These statements may imply that The RMR Group Inc.’s financial situation is insulated from market pressures and volatility, or that The RMR Group Inc.’s performance with respect to prior periods will continue. Past results are not indicative of future performance. Further, the Client Companies that were most negatively impacted from the COVID-19 pandemic did not meaningfully experience that impact until generally the second half of March 2020. Those Client Companies and their tenants, operators and borrowers have continued to experience depressed business conditions since the end of the quarter. The duration of the COVID-19 pandemic and resulting economic downturn may continue for an extended period and could worsen. If so, The RMR Group Inc.’s Client Companies’ businesses, results of operations and liquidity would be significantly negatively impacted and operating results would be negatively impacted, possibly significantly. For these and other reasons, there can be no assurances that The RMR Group Inc.’s net income, Adjusted EBITDA, Operating Margin or Adjusted EBITDA Margin will not decline in the future;

•
Mr. Portnoy states the The RMR Group Inc. believes that its Client Companies have ample resources to navigate the challenges impacting their respective sectors and that the experience and depth of The RMR Group Inc.’s leadership team is critical to navigating both The RMR Group Inc.’s Client Companies’ recovery and subsequent growth. However, if the current economic conditions that have been spurred by the COVID-19 pandemic continue for an extended period or worsen, The RMR Group Inc.’s Client Companies’ businesses, operations and liquidity may be significantly and negatively harmed and they may be delayed or be unable to recover or grow for an indefinite period, notwithstanding the depth and experience of The RMR Group Inc.’s leadership team;

•
Mr. Portnoy states that he believes The RMR Group Inc.’s dividend remains secure. The RMR Group Inc.’s ability to continue to pay dividends is subject to a number of factors and there are no assurances that The RMR Group Inc. will be able to continue paying dividends in the future or that such dividends will not be reduced or suspended due to unforeseen circumstances, including, but not limited to, economic conditions due to the COVID-19 pandemic and its aftermath;

•
Mr. Portnoy states that The RMR Group Inc. is in a strong position to weather the current economic disruption due to its long-term evergreen contracts and scalable platform. This statement may imply that The RMR Group Inc. has reduced exposure to market pressures and volatility. Most of the revenue generated from the evergreen contracts are based on the lower of the Managed Equity REITs’ market capitalizations and historical costs of their properties, the rents they collect and the construction projects they undertake and that The RMR Group LLC manages. In addition, the management agreements with the Client Companies are subject to termination by the Client Companies in certain instances. As a result, The RMR Group Inc.’s revenues may be lower than amounts it earned in prior periods if these Client Companies’ market capitalizations remain at current levels or lower, the amount of rent they receive declines and the level and cost of construction at these companies’ properties managed by The RMR Group LLC declines. If so, The RMR Group Inc. may be challenged in weathering the current environment, especially if the economic downturn continues or worsens over an extended period. Further, The RMR Group Inc. may not benefit from the scalable platform it believes it has if it is not able to identify opportunities and successfully execute on them, and, even if it does, those opportunities may not benefit The RMR Group Inc. and could be unprofitable;

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Mr. Portnoy states that The RMR Group Inc.’s balance sheet provides The RMR Group Inc. with the continued ability to assess strategic opportunities for future growth. This statement may imply that The RMR Group Inc. will successfully explore and act upon strategic opportunities for future growth and that The RMR Group Inc.’s business will grow and that its operating performance and financial results will improve as a result. However, The RMR Group Inc. may not identify growth opportunities it wishes to pursue and any growth opportunities it may pursue may not be successful and may not result in The RMR Group Inc. improving its operating performance or its financial results, and The RMR Group Inc. may realize losses as a result; and

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It is virtually impossible to determine the ultimate impact of COVID-19 and its aftermath at this time due to ongoing uncertainty and volatility in the markets, including the uncertainty as to the duration of the economic downturn resulting from the pandemic. There can be no assurances as to when share prices will stabilize or when The RMR Group Inc. will be able to provide new financial guidance or as to the extent of the negative impact on The RMR Group Inc. and its Client Companies.

The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
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